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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                    --------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of The
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): August [28], 2000

                                    ---------

                             PICTURETEL CORPORATION
               (Exact name of Registrant as specified in charter)


          DELAWARE                     I-9434                04-2835972
(State or other jurisdiction   (Commission File Number)   (I.R.S. employer
     of incorporation)                                   identification No.)


                                     -------

                      100 Minuteman Rd., Andover, MA, 01810
               (Address of Principal Executive Offices) (Zip Code)

                                 (978) 292-5000
                Registrant's Telephone number including area code


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ITEM 5. OTHER EVENTS.

     On August 22, 2000, PictureTel Corporation closed a $35 million secured revolving credit facility with Congress Financial Corporation (New England).

     The credit facility consists of an asset-based revolving line of credit with a limit of $35 million, based upon certain lending formulas. This replaces the expiring credit facility. The previous facility only provided working capital through a term loan of $8.5 million, which has recently been paid in full. This new facility provides additional borrowing capacity of $26.5 million.

     The expiring facility also had the capacity for letters of credit that were secured by the Company's cash at the rate of $1.05 for every $1.00 of letters of credit. The new facility also provides the Company letter of credit capabilities, secured by the Company's receivables and inventory pledged under this new debt facility and/or its cash.


ITEM 7. FINANCIAL STATEMENT AND EXHIBITS.

               (c)  EXHIBITS

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
               Exhibit Number               Title
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
                    1                    Loan and Security Agreement, dated August 22,
                                         2000, by and between Congress Financial
                                         Corporation (New England) PictureTel
                                         Corporation, and certain subsidiaries of
                                         PictureTel Corporation.
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                                  SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Picturetel Corporation

                                        By:  Ralph Takala
                                             ----------------------------
                                             Ralph Takala
                                             Chief Financial Officer